Exhibit 10.1

[DATE]

Global Entertainment & Media Holdings Corporation
1325 Avenue of the Americas
New York, New York 10019

Re:       Initial Public Offering

Ladies and Gentlemen:

     This letter agreement is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Global Entertainment & Media Holdings Corporation, a Delaware corporation (the “Company”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A (the “Underwriters”) to the Underwriting Agreement (the “Representative”), relating to the underwritten initial public offering (the “IPO”) pursuant to a Registration Statement on Form S-1 (File No. 333-149168) (the “Registration Statement”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (a “Warrant”). Certain capitalized terms used herein are defined in Section 1 hereof.

     In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Representative as follows:

     1.       As used herein, (i) a “Business Combination” shall have the meaning ascribed to such term in the Amended and Restated Certificate of Incorporation of the Company; (ii) “Existing Holders” shall mean all persons who own securities of the Company immediately prior to the completion of the IPO, including the Company’s executive officers and directors; (iii) “Initial Units” shall mean an aggregate of 4,312,500 Units initially issued to Jules Haimovitz, Ronald C. Bernard, Mark J. Piegza and Edward D. Horowitz; (iv) “Initial Shares” shall mean an aggregate of 4,312,500 shares of Common Stock underlying the Initial Units; (v) “Independent Directors Units” shall mean an aggregate of 215,616 Units, out of the Initial Units, acquired by Tom Wertheimer, Stanley E. Hubbard and William J. Bell prior to the completion of the IPO; (vi) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the IPO or any shares of Common Stock acquired in the secondary market; (vii) “Public Stockholders” shall mean purchasers of the Common Stock in the IPO or in the secondary market, including any of the Company’s executive officers and directors or their affiliates to the extent that they purchase or acquire Common Stock in the IPO or the secondary market; (viii) “Trust Fund” shall mean the Trust Account established under that certain Investment

Management Trust Agreement, dated as of the date hereof, between the Company and ●; (ix) “Private Placement Warrants and Shares” shall mean the Warrants issued pursuant to the Warrant Agreement and the shares of Common Stock issuable upon exercise of such Warrants; and (x) “Warrant Agreement” shall mean the Warrant Agreement, dated as of [ ], 2008, among the Company and ●.

     2.       If the Company solicits approval of its stockholders of a Business Combination and the related amendment to the Amended and Restated Certificate of Incorporation of the Company to provide for its perpetual existence, the undersigned will vote (i) all Initial Shares and any other shares of Common Stock owned by the undersigned prior to the completion of the IPO in the same manner as the majority of the votes cast by the holders of the IPO Shares and (ii) all other shares of Common Stock that may be acquired and retained by the undersigned in or following completion of the IPO in favor of such Business Combination and the related amendment to the Amended and Restated Certificate of Incorporation of the Company to provide for its perpetual existence. The undersigned thus acknowledges that he or it shall not have any conversion rights with respect to any Initial Shares or any other shares of Common Stock owned by the undersigned prior to the completion of the IPO or any other shares of Common Stock that may be acquired by the undersigned in or following completion of the IPO.

     3.       [(a) In the event that the Company fails to consummate a Business Combination by ●, 2010, the undersigned will take all reasonable actions within the undersigned’s power to (a) cause the Trust Fund to be liquidated and, after paying or reserving for payment of the Company’s liabilities, distributed to the holders of the IPO Shares as soon as reasonably practicable and (b) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (a) and (b) are both satisfied being the “Liquidation Date”). The undersigned agrees that in connection with any cessation of corporate existence of the Company, he will cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto.]1

     4.       The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) to participate in any liquidating distribution of the Trust Fund as part of the Company’s plan of distribution with respect to any shares of Common Stock owned by the undersigned prior to the completion of the IPO, provided that the foregoing shall not apply to any IPO Shares or any shares of Common Stock acquired in the secondary market by the undersigned. The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever, including any tort claims. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Fund received by the undersigned to which the undersigned was not entitled under this letter agreement.

     5.       [The undersigned agrees to, in the event that the Company fails to consummate a Business Combination by ●, 2010 and the undersigned is required to cause the Company to liquidate as soon as reasonably practicable, solely in the event of the liquidation of the Trust

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1 For officers and directors.

Fund, severally and not jointly with the other holders of the Initial Units other than the Independent Directors Units, based on his or its proportionate ownership, as of immediately prior to the completion of the IPO, of the Initial Units other than the Independent Directors Units, as set forth on Annex A hereto, indemnify and hold harmless the Company against any loss, liability, claim, damage and reasonable expense (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) (collectively, “Damages”) incurred by the Company as a result of any claim by any (a) vendor or service provider with which the Company entered into a contractual relationship following consummation of the IPO who is owed money by the Company for services rendered or products sold to the Company and (b) acquisition target, but in each case only to the extent necessary to ensure that such Damages do not reduce the amount in the Trust Fund in the event that the Company is required to make a liquidating distribution to its stockholders upon its liquidation (or, in the event that such claim arises after the distribution of the Trust Fund, to the extent necessary to ensure that the Company’s former stockholders are not liable for any amount of such Damages). Notwithstanding the foregoing, the foregoing indemnification obligation of the undersigned shall not apply (a) if such vendor, service provider or acquisition target has executed a waiver of rights or claims to the Trust Fund (even if such waiver is subsequently found to be invalid or unenforceable), (b) to any claims under the Company’s indemnification of the Underwriters (including, without limitation, the Representative) against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and (c) to any claims by any lender or any other provider of financing to the Company.]2

     6.       In the case of the Company’s dissolution and liquidation, the undersigned understands that the Company expects that all costs and expenses associated with implementing the Company’s plan of distribution as well as payments to any creditors, will be funded from amounts remaining out of the $100,000 of proceeds from the IPO held outside the Trust Fund and from the $2,150,000 in interest income on the balance of the Trust Fund that will be released to the Company to fund its working capital requirements, subject to adjustment as set forth in the Warrant Agreement. [The undersigned further understands that if those funds are not sufficient to cover the costs and expenses of dissolution and liquidation of the Company, the undersigned will, severally and not jointly with the other holders of the Initial Units other than the Independent Directors Units, based on his or its proportionate ownership, as of immediately prior to the completion of the IPO, of the Initial Units other than the Independent Directors Units, indemnify and hold harmless the Company against such additional costs and expenses of dissolution and liquidation, excluding any special, indirect or consequential costs or expenses, such as litigation pertaining to the Company’s dissolution and liquidation.] 3

     7.       The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with an entity that is affiliated with any officer or director of the Company or any Existing Holder or any of their respective affiliates, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, (ii) an entity in which such individuals or their affiliates are

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2 For Existing Holders other than the independent directors.
3 For Existing Holders other than the independent directors.

currently officers or directors, or (iii) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them; provided that the Company may consummate a Business Combination with such an entity if the Business Combination is on terms believed by the Company to be no less favorable than are available from unaffiliated third parties, the Company receives approval by a majority of the disinterested independent directors of the Company and the Company obtains an opinion from an unaffiliated, independent investment banking firm, which is a member of the Financial Industry Regulatory Authority (“FINRA”) that the Business Combination is fair to the Company’s stockholders from a financial point of view.

     8.       Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive, and will not accept, any finder’s fee, reimbursement or cash payment from the Company for services rendered to the Company prior to or in connection with the consummation of the Business Combination, other than [(i) repayment of loans in an amount up to $[24,000]4 [15,000]5 made to the Company by the undersigned for the payment of offering-related and organizational expenses; (ii) a payment of an aggregate of $[7,800]6 [2,200]7 per month to the undersigned for the Company’s use of its offices, utilities and administrative support; and (iii)]8 reimbursement for any reasonable out-of-pocket expenses in connection with the Company’s activities, such as seeking and consummating a Business Combination, provided that such reimbursement has been approved by the board of directors of the Company.

     9.       Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation from the Company or any other entity or person in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

     10.       The undersigned hereby agrees that, on a date that is within the five-day period following the date that is 30 days after the date of the Underwriting Agreement or, if earlier, the date the Representative terminates the Underwriters’ over-allotment option (as defined in the Underwriting Agreement) pursuant to the terms of the Underwriting Agreement, the undersigned will forfeit to the Company, and the Company shall accept from the undersigned, at no cost, the number of Units determined by multiplying (a) the product of (i) 562,500 and (ii) a fraction, (x) the numerator of which is the number of Initial Shares held by the undersigned, and (y) the denominator of which is the number of Initial Shares held by all Existing Holders, by (b) a fraction, (i) the numerator of which is 2,250,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 2,250,000.

     11.       [The undersigned agrees to serve as [Chairman of the Board of Directors of the Company and Chief Executive Officer] [President and Secretary] [Chief Financial Officer and

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4 For Messrs. Haimovitz, Bernard, Piegza, Horowitz and Sie.
5 For Shapiro Media Ventures LLC and Mr. Toms.
 6 For. Mr. Haimovitz.
7 For Mr. Bernard.
8 For the applicable Existing Holders.

Treasurer] until the earlier of the consummation by the Company of a Business Combination or the Liquidation Date; provided, however, that nothing herein shall be construed as providing a right of the undersigned to maintain any position if removed by proper corporate action.]9 The undersigned’s biographical information furnished to the Company and the Underwriters and attached hereto as Schedule A is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act. The undersigned’s FINRA questionnaire furnished to the Company and the Underwriters and attached hereto as Schedule B is true and accurate in all material respects. The undersigned represents and warrants that:

       (a)     the undersigned is not subject to, or a respondent in, any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

       (b)     the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities, and the undersigned is not currently a defendant in any such criminal proceeding;

       (c)     the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked; and

       (d)     the undersigned is capable of funding any of his or its foreseeable indemnification obligations under Section 5 above.

     12.      With respect to the undersigned’s Initial Units, the Warrants underlying the Initial Units (and the Common Stock issued upon exercise thereof) and Initial Shares (collectively, the undersigned’s “Initial Securities”), the undersigned shall not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or, except as provided in that certain Registration Rights Agreement dated as of the date hereof, file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any Initial Securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Initial Securities, whether any such transaction is to be settled by delivery of shares of Common Stock, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b) until one year after the consummation of an initial Business Combination, unless, subsequent to a Business Combination, (A) the closing price of the Common Stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period, or (B) the Company consummates a merger, capital stock exchange, stock purchase, asset acquisition, or other similar transaction

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9 For officers and directors other than the independent directors.

which results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities, or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange, (the “Insider Lock-Up Period”). Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Initial Securities during the applicable Insider Lock-Up Period (i) to a member of the undersigned’s immediate family, (ii) to an affiliate of the undersigned, (iii) to a charitable organization, (iv) to a trust, the beneficiary of which is a member of the undersigned’s immediate family, (v) by virtue of the laws of descent and distribution upon death of the undersigned, (vi) to other officers or directors of the Company, (vii) to current and former directors, officers and employees of the undersigned, (vii) pursuant to a qualified domestic relations order, or (viii) in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination with an acquisition target; provided, however, that the permissive transfers pursuant to clauses (i) — (vii) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. During the applicable Insider Lock-Up Period, the undersigned shall not grant a security interest in the undersigned’s Initial Securities.

     13.      [With respect to the undersigned’s Private Placement Warrants, the undersigned shall not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or, except as provided in that certain Registration Rights Agreement dated as of the date hereof, file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any Private Placement Warrants, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Private Placement Warrants, whether any such transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b) until the consummation of a Business Combination (the “Warrant Lock-Up Period”). Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Private Placement Warrants and Shares during the applicable Warrant Lock-Up Period (i) to a member of the undersigned’s immediate family, (ii) to an affiliate of the undersigned, (iii) to a charitable organization, (iv) to a trust, the beneficiary of which is a member of the undersigned’s immediate family, (v) by virtue of the laws of descent and distribution upon death of the undersigned, (vi) to other officers or directors of the Company, (vii) to current and former directors, officers and employees of the undersigned, (vii) pursuant to a qualified domestic relations order, or (viii) in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination with an acquisition target; provided, however, that the permissive transfers pursuant to clauses (i) — (vii) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement.

During the applicable Warrant Lock-Up Period, the undersigned shall not grant a security interest in the undersigned’s Private Placement Warrants and Shares.]10

     14.      The undersigned has full right and power, without violating any agreement by which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement [and serve as [Chairman of the Board of Directors and Chief Executive Officer] [President and Secretary] [Chief Financial Officer and Treasurer] [director], and hereby consents to being named in the Registration Statement as a[n] [officer][director] of the Company.]11

     15.      The undersigned agrees that until the consummation of a Business Combination, the undersigned will not recommend or take any action to amend or waive any provisions of Article FOURTH or Article FIFTH of the Company’s Amended and Restated Certificate of Incorporation.

     16.      The undersigned acknowledges and understands that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

     17.      This letter agreement shall be binding on the parties and such parties’ respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (a) the consummation of the Business Combination and (b) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination[, and provided further that Section 5 of this letter agreement shall survive a termination pursuant to clause (b)]12.

     18.      This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

     19.      No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

     20.      Each of the parties hereto hereby agrees that any action, proceeding or claim against the undersigned arising out of, or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction.

     21.      Each of the parties hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this letter agreement.

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10 For Existing Holders other than the independent directors.
11 For officers and directors.
12 For Existing Holders other than the independent directors.

[Remainder of page intentionally left blank]

[Name of Existing Holder]

Accepted and agreed:

Global Entertainment & Media Holdings
Corporation

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

By:
Name:
Title:

ANNEX A

Proportionate ownership, as of immediately prior to the completion of the IPO, of the Initial Units other than the Independent Directors Units:

Name	Percentage Ownership

Ronald C. Bernard	16%
Jules Haimovitz	16%
Edward D. Horowitz	16%
Mark J. Piegza	16%
John J. Sie	16%
Shapiro Media Ventures LLC	10%
Nicholas Toms	10%
Total	100%